As filed with the Securities and Exchange Commission on July 24, 2002
Registration No. 333-83352

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALTIRIS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7372	87-0616516

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
(801) 805-2400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory S. Butterfield
President and Chief Executive Officer
Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
(801) 805-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq.
Robert G. O’Connor, Esq.
Shawn J. Lindquist, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
2795 E. Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(801) 993-6400
Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on February 25, 2002.

No exhibits are filed with this Post-Effective Amendment.

The Registrant registered an aggregate of 5,750,000 shares of its common stock (the “Registered Shares”) pursuant to a Registration Statement on Form S-1 (File No. 333-83352) filed with the Securities and Exchange Commission on February 25, 2002, as amended. The Registered Shares included 5,000,000 shares sold by the Registrant in its initial public offering (the “Offering”), and 750,000 shares to be sold by two of the Registrant’s stockholders pursuant to the over-allotment option granted by such stockholders to the underwriters. The Offering occurred on May 22, 2002, at which time an aggregate of 5,000,000 shares (the “Sold Shares”) were sold by the Registrant. The 30-day period during which the underwriters had the right to exercise the over-allotment option of 750,000 Registered Shares (the “Remaining Shares”) has expired. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the distribution of the Remaining Shares.

This Post-Effective Amendment is being filed for the sole purpose of deregistering the distribution of the Remaining Shares. No changes are being made to the Prospectus or to Part II of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah, on July 23, 2002.

ALTIRIS, INC.

By:	/s/ GREGORY S. BUTTERFIELD
Gregory S. Butterfield President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, on July 23, 2002, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title

/s/ GREGORY S. BUTTERFIELD Gregory S. Butterfield	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEPHEN C. ERICKSON Stephen C. Erickson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GARY B. FILLER* Gary B. Filler	Director

/s/ MICHAEL J. LEVINTHAL* Michael J. Levinthal	Director

/s/ JAY C. HOAG* Jay C. Hoag	Director

/s/ DARCY G. MOTT* Darcy G. Mott	Director

/s/ V. ERIC ROACH* V. Eric Roach	Director

/s/ RALPH J. YARRO, III* Ralph J. Yarro, III	Director

*By:	/s/ CRAIG H. CHRISTENSEN
Craig H. Christensen Attorney-in-Fact

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